UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 1, 2015

SOLARFLEX CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 333-168068

Delaware	42-1771817
(State of Incorporation)	(I.R.S. Employer Identification No.)

12 Abba Hillel Silver Street, 11th Floor, Ramat Gan, Israel	52506
(Address of Registrant's Office)	(ZIP Code)

Registrant's Telephone Number, including area code: +(972) 3-753-9888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On December 1, 2015, the Registrant entered into an agreement (the "License Agreement") with PT Kinerja Indonesia, an entity organized under the laws of Indonesia ("PT Kinerja"), for an exclusive, world-wide license (the "License") to use and commercially exploit certain KinderjaPay technology and intellectual property (the "KinerjaPay IP"). Pursuant to the License Agreement and in consideration for the payment of royalties, the Registrant has been granted the exclusive, world-wide rights to the KinerjaPay IP, an eCommerce platform that provides users with the convenience of e-Wallet service for bill transfer and online shopping having advanced functionality and "gamification" features, among others, and is among the first portals to allow users the convenience to top-up phone credit.

The KinerjaPay IP and its related website, KinerjaPay.com, is used to: (i) facilitate users' buying and selling activities; (ii) enable users to make payments on merchant sites using KinerjaPay's e-Wallet services; and (iii) allow users to gamify their shopping experience through the KinerjaPay "gamification" platform.

More specifically, the KinerjaPay IP provides users with an "end-to-end" solution for on-line shopping, secure bill payment capability, game playing and saving, in real time via web or Android apps.

In furtherance of the Registrant's plan for the world-wide growth of the KinerjaPay IP, the Registrant has agreed in the License Agreement to: (i) raise equity capital in the minimum amount of $1.25 million and the maximum amount of $2.5 million through the offering of units (the "Unit Offering") at a price of $0.50, each Unit consisting of 1 share of the Registrant's common stock and 1 Class A Warrant exercisable for a period of 24 months to purchase 1 additional share at $1.00; and (ii) implement a reverse split of the Registrant's presently issued and outstanding 139,610,386 Shares on a 1 for 30 basis resulting in 4,653,680 Shares on the effective date of the reverse split. The Unit Offering will be made only to: (i) "accredited investors" as defined in Rule 501 of Regulation D; and (ii) persons who are not "U.S. Persons" as defined in Rule 902 of Regulation S.

The License Agreement is attached as Exhibit 10.5 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
10.5	License Agreement between the Registrant and PT Kinerja dated December 1, 2015, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SOLARFLEX CORP.

By:	/s/ Sergei Rogov
Name:	Sergei Rogov
Title:	Chief Executive Officer

Date: December 2, 2015